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                                                                    EXHIBIT 10.5


                                AMENDMENT NO. 6

                                       TO

                          LOAN AND SECURITY AGREEMENT


        THIS AMENDMENT NO. 6 ("Amendment") is entered into as of April 30, 1997, by and between APPAREL VENTURES, INC., a Delaware corporation having its chief executive office and principal place of business at 204 West Rosecrans Avenue, Gardena, California 90248 ("Borrower") and FLEET CAPITAL CORPORATION (f/k/a Shawmut Capital Corporation) ("Lender").

                                   BACKGROUND
                                   ----------

        Borrower and Lender are parties to a Loan and Security Agreement dated as of May 23, 1994 (as same has been or may further be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provided Borrower with certain financial accommodations.

        Borrower has requested that Lender amend certain provisions of the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

        NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

        2. Amendment to Loan Agreement. Subject to the satisfaction of the Conditions Precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

   (a)  Section 1.1 of the Loan Agreement is hereby amended as follows:

        (i) the following defined terms are hereby added in their appropriate alphabetical order:

        "Amendment No. 6 Closing Date" shall mean April 30, 1997.

        "Advances to AVE" has the meaning assigned to that term in subsection 7.2(B)(1).

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        "Advances to Mexican Subsidiary" has the meaning assigned to that term in subsection 7.2(B)(2).

        "Cash Charge Coverage Ratio" - shall mean the ratio of

                (1) (a) EBITDA, less (b) non-financed Capital Expenditures,

                                       TO

                (2) (a) Interest Expense, plus (b) Advances to AVE, plus (c) Advances to Mexican Subsidiary, plus (d) Taxes, plus (e) the principal portion of payments with respect to a Capitalized Lease Obligation.

        "EBITDA" means, for any period, without duplication, the total of the following for Borrower and its subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of (a) taxes based on income or profits ("Taxes");
        (b) Interest Expenses, net of interest income, paid or accrued; (c) interest paid in kind; (d) amortization and depreciation and (e) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business).

        "Eligible Foreign Accounts" - shall mean an Eligible Account except that it arises from a sale to an Account Debtor outside the United States and the sale is on letter of credit which is acceptable to Lender in its reasonable discretion.

        "Eligible Licensed Inventory" - Inventory which is subject to the (1) OP License Agreement and (2) OP Consent.

        "Interest Expenses" means, without duplication, for any period, the following, for Borrower and its subsidiaries on a consolidated basis, each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs; and (ii) non-cash interest, such as interest paid in kind, imputed interest or original issue discount).

        "Mexican Subsidiary" means AVI De Mexico, S.A. De C.V.

        "OP Consent" means the consent relating to the OP License Agreement between Lender and Ocean Pacific Apparel, Corp.

        "OP License Agreement" means the certain License Agreement between Borrower and Ocean Pacific Apparel, Corp. dated January 31, 1997.

        "Taxes" has the meaning assigned to that term in the definition of "EBITDA" in this subsection 1.1.
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        "Term Loan Rate" shall mean the interest rate for the Term Loan, as provided in subsection 3.1(A).

        (ii) the following defined terms are hereby amended in their entirety to provide as follows:

        "Bank" shall mean Fleet National Bank.

        "Borrowing Base" as at any date of determination thereof, an amount equal to:

                (a) ninety percent (90%) of the Factor Credit Balance owing to Borrower at such date;

                                      PLUS

                (b) the lesser of (1) $10,000,000 or (2) the sum of
                        (i) sixty percent (60%), of the value of Eligible Inventory (other than Eligible Licensed Inventory) plus
                        (ii) the lesser of (1) $4,000,000 or (2) fifty-six percent (56%), of the value of Eligible Licensed Inventory at such date calculated on the basis of the lower of cost or market with the cost of finished goods calculated on a fist-in, first-out basis,

                                      PLUS

                (c) the lesser of (1) $1,500,000 or (2) eighty percent (80%), of the Eligible Foreign Accounts outstanding at such date;

                                      PLUS

                (d) solely during the Seasonal Advance Period, the Seasonal Advance Amount;

                                     MINUS

                           (subtract from the sum of
                      clauses (a), (b), (c) and (d) above)

                (d) an amount equal to the sum of (a) the face amount of all Letters of Credit outstanding at such date and (b) any unpaid amounts due and payable which Lender may pay pursuant to any of the Loan documents for the account of Borrower.


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        "Business Day" -- a day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed, or for the purpose of Eurodollar Loans only, a day on which Commercial Banks are open for dealings in Dollar deposits in the London, England (UK) market.

        "Term Note" -- the secured Amended and Restated Term Note executed by Borrower on or about April 30, 1997, in favor of Lender to evidence the Term Loan."

        (b) Section 3.1(A) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                "(A)    Interest.

                        (1) Base Rate Loans:

                        (i) Base Rate Revolving Loans: Interest shall accrue on the principal amount of those Base Rate Loans (other than Seasonal Advances and the Term Loan) outstanding at the end of each day at a fluctuating rate per annum (computed on the actual days elapsed over a year of 360 days) equal to one-half of one percent (0.50%) above the Base Rate.

                        (ii) Base Rate Seasonal Loans: Interest shall accrue on the principal amount of those Base Rate Loans which are Seasonal Advances outstanding at the end of each day at a fluctuating rate per annum (computed on the actual days elapsed over a year of 360 days) equal to one and one-half percent (1.50%) above the Base Rate.

                        (iii) Base Rate Term Loans: Interest shall accrue on the principal amount of those Base Rate Loans which are Term Loans outstanding at the end of each day at a fluctuating rate per annum (computed on the actual days elapsed over a year of 360 days) equal the Base Rate.

                        (iv) Determining Base Rate: After the date hereof, the foregoing rates of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof.
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                        (2) Eurodollar Loans:

                        (i) Eurodollar Revolving Loans: Interest shall accrue on the principal amount of those Eurodollar Loans, which are Revolving Loans (other than Seasonal Advances), outstanding at a rate per annum equal to two and three quarters percent (2.75%) above the Eurodollar Rate.

                        (ii) Eurodollar Seasonal Loans: Interest shall accrue on the principal amount of those Eurodollar Loans, which are Seasonal Advances, outstanding at a rate per annum equal to three and three quarters percent (3.75%) above the Eurodollar Rate.

                        (iii) Eurodollar Term Loans: Interest shall accrue on the principal amount of those Eurodollar Loans, which are Term Loans, outstanding at a rate per annum equal to two and one half percent (2.5%) above the Eurodollar Rate."

        (c) Section 7.2(B) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                "(B) Loans. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees, except for:

                        (1) loans or other advances to AVE which together with the value of all assets transferred to AVE by Borrower at any time outstanding ("Advances to AVE") does not exceed (i) $2,500,000 from the Closing Date through January 31, 1996, (ii) $2,630,000 from February 1, 1996 through March 31, 1996, (iii) $3,000,000 from April 1, 1996 through June 29, 1996, (iv) $2,500,000 on June 30,
                        1996, (v) $2,600,000 from July 1, 1996 through September 29, 1996, (vi) $2,700,000 from September 30, 1996 through October 30, 1996, (vii) $3,600,000 from October 31, 1996 through December 30, 1996, (viii) $3,800,000 from December 31, 1996 through January 30, 1997, (ix) $4,200,000 from January 31, 1997 through June 29, 1997 and (x) $3,500,000 on June 30, 1997 and thereafter, and

                        (2) loans or other advances to Mexican Subsidiary which, together with the value of all assets transferred to Mexican Subsidiary by Borrower, at any time outstanding ("Advances to Mexican Subsidiary") does not exceed (i) $2,200,000 from the
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                        Amendment No. 6 Closing Date through June 30, 1997 (ii)
                        $2,800,000 from July 1, 1997 through September 30, 1997,
                        (iii) $3,300,000 from October 1, 1997 through December 31, 1997, (iv) $3,500,000 from January 1, 1998 through
                        March 31, 1998 (v) $4,000,000 on April 1, 1998 and
                        thereafter."

        (d) Section 7.2(O) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                "(O) Disposition of Assets. Sell, lease, or otherwise dispose of any of its Properties to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business, (ii) sales or other disposals of equipment, (iii) dispositions expressly authorized by this Agreement, or (iv) transfers to AVE and Mexican Subsidiary the value of which together with all loans and advances made by Borrower to AVE and Mexican Subsidiary is permitted under subsection 7.2(B)."

        (e) Section 7.3 of the Loan Agreement is hereby amended by adding a new subsection (C) to provide as follows:

                        "(C) Cash Charge Coverage Ratio. Maintain a Cash Charge
                Coverage Ratio of not less than:

                        (i) .60 to 1.0 for the four consecutive fiscal quarter periods ending on June 30, 1997 and September 30, 1997;

                        (ii) .75 to 1.0 for the four consecutive fiscal quarter periods ending on December 31, 1997;

                        (iii) 1.0 to 1.0 for each four consecutive fiscal quarter periods ending thereafter."

        3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: (i) Lender shall have received four (4) copies of this Amendment executed by Borrower and such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Lender or its counsel, and (ii) the Amended and Restated Term Note, each of which shall be in form and substance satisfactory to Lender and its counsel.

        4. Representations and Warranties. Borrower hereby represents and warrants as follows:

                (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan



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        Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

                (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

        5.      Effect on the Loan Agreement.

        (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

        (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

        (c) The execution, delivery and effectiveness of this Amendment shall not, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

        6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

        7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.



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        IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                APPAREL VENTURES, INC.

                By: /s/ MARVIN L. GOODMAN
                   ---------------------------
                   Name: Marvin L. Goodman
                   Title: President


                FLEET CAPITAL CORPORATION

                By: /s/ WALTER SCHUPPE
                   ---------------------------
                   Name: Walter Schuppe
                   Title: Vice President





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                         AMENDED AND RESTATED TERM NOTE

$2,450,000.00                                                New York, New York
                                                    Dated as of: April 30, 1997

        This Amended and Restated Term Note is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated May 23, 1994 (as has been and may further be amended, restated, supplemented or modified from time to time the "Loan Agreement") by and between Apparel Ventures, Inc., a Delaware corporation with its chief executive office and principal place of business at 204 West Rosecrans, Gardena, California 90248 ("Borrower") and Fleet Capital Corporation (f/k/a Shawmut Capital Corporation) ("Lender"). Capitalized terms not otherwise defined herein shall have the meanings as provided in the Loan Agreement.

        FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Lender, at its offices located at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033 or at such other place as Lender may from time to time designate to Borrower in writing:

        (i) the principal sum of TWO MILLION FOUR HUNDRED FIFTY THOUSAND and 00/100 Dollars ($2,450,000.00) payable in full on May 23, 1999; and

        (ii) interest on the principal amount of this Note from time to time outstanding, payable, in arrears, on the last day of each month commencing with the month of December, 1995 and on the last day of each month thereafter at a rate of interest per annum equal to the Term Loan Rate provided in the Loan Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Except as otherwise provided herein, upon and after the declaration of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate provided in the Loan Agreement.

        This Note is the Amended and Restated Term Note referred to in the Loan Agreement and is secured by the liens granted pursuant to the Loan Agreement and the Loan Documents, is entitled to the benefits of the Loan Agreement and the Loan Documents and is subject to all of the agreements, terms and conditions therein contained.

        This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

        If an Event of Default under Sections 9.1(F) or 9.1(G) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

        This Note is being delivered in the State of New York, and shall be construed and enforced in accordance with the laws of such state.

        Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

        This Note amends and restates in its entirety (and is given in substitution for and not in satisfaction of) the Amended and Restated Term Note dated December 5, 1995 made by Borrower in favor of Lender in the original principal amount of $2,450,000.

                                        APPAREL VENTURES INC.

                                        By: /s/ MARVIN L. GOODMAN
                                            --------------------------
                                            Name:  Marvin L. Goodman
                                            Title: President


 STATE OF CALIFORNIA,
                 ss.:            [SEAL]
COUNTY OF LOS ANGELES


        On the 30th day of April, 1997, before me personally came Marvin L. Goodman, to me known, who being by me duly sworn, did depose and say that he is the ___________________ of Apparel Ventures, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                        /s/ DARYLLA K. FLORES
                                        ---------------------
                                            Notary Public